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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Global MAINTECH Corporation:


We consent to incorporation by reference in the registration statement (No. 33-33576) on Form S-8 of Global MAINTECH Corporation of our report dated March 29, 1999, relating to the consolidated balance sheets of Global MAINTECH Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 1998 annual report on Form 10-KSB of Global MAINTECH Corporation.


                                              /s/ KPMG Peat Marwick LLP


KPMG Peat Marwick LLP
Minneapolis, Minnesota
March 31,1999